EXHIBIT 31.4

RULE 13A-14(A)/15D-14(A) CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

CERTIFICATIONS UNDER SECTION 302

I, David J. Dick, certify that:

1) I have reviewed this annual report on Form 10-K/A of dELiA*s, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ David J. Dick
David J. Dick Chief Financial Officer

Date: June 3, 2013